UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 26, 2007

WEIGHT WATCHERS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-16769	11-6040273
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Madison Avenue, New York, New York	10010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 589-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 26, 2007, as contemplated by the amended and restated commitment letter, dated January 11, 2007, with Credit Suisse Securities (USA) LLC, J.P. Morgan Securities Inc., Credit Suisse, Cayman Islands Branch, and JPMorgan Chase Bank, N.A. entered into in connection with its recent tender offer and related purchase agreement, dated as of December 17, 2006, with Artal Holdings Sp. z o.o., Weight Watchers International, Inc. (the “Company”) entered into the First Amendment to the Sixth Amended and Restated Credit Agreement, dated as of May 8, 2006, among the Company, as borrower, the lenders party thereto, JPMorgan Chase Bank, N.A., as the syndication agent, JPMorgan Securities Inc., as a lead arranger and a book manager, and The Bank of Nova Scotia, as the administrative agent, a lead arranger and a book manager (the “Credit Agreement”) and the Supplement to the Credit Agreement to amend its credit facilities to increase its borrowing capacity up to an additional $1.2 billion to finance the purchases pursuant to the tender offer and the purchase agreement and to refinance certain indebtedness of its subsidiary, WeightWatchers.com, Inc. (as amended, the “Credit Facilities”). As a result, WeightWatchers.com, Inc. has repaid all borrowings under its credit facility and all related credit agreements have been terminated.

The Credit Facilities as amended will provide for a term loan facility consisting of two tranche A facilities and a tranche B facility in an aggregate amount of up to $1,550.0 million and a revolving credit facility in the amount of up to $500.0 million. The new tranche A term loan will amortize in equal quarterly installments beginning in year three in an aggregate annual amount equal to 15%, 20%, 25% and 40% until maturity on the date that is six years after the closing of the replacement facilities. The existing tranche A term loan will mature on June 30, 2011. The new tranche B term loan will amortize in equal quarterly installments in an aggregate annual amount equal to 1% of the initial principal amount of such facility until maturity on the date that is seven years after the closing of the replacement facilities. The revolving credit facility may be used for loans and a portion may be used for letters of credit. The revolving loans may be borrowed, repaid and reborrowed until June 30, 2011.

The borrowings of tranche A loans and revolving loans will bear interest at an initial annual rate of LIBOR plus 1.25% per annum, or at the Company’s option, the alternate base rate (as defined in the credit agreement) plus 0.25% per annum. The borrowings of tranche B loans will bear interest at an initial annual rate of LIBOR plus 1.50% per annum, or at the Company’s option, the alternate base rate (as defined in the credit agreement) plus 0.50% per annum. In addition to paying interest on outstanding principal under the Credit Facilities, the Company is required to pay a commitment fee to the lenders under the revolving line of credit with respect to the unused commitments at an initial rate equal to 0.250% per annum. Loans outstanding under the Credit Facilities (i) must be prepaid with net proceeds of certain permitted asset sales and (ii) may be prepaid at any time in whole or in part without premium or penalty. The Company’s existing and future domestic subsidiaries have guaranteed the borrowings. The funds borrowed will be used for working capital and general corporate purposes.

The Credit Facilities contain customary covenants, including affirmative and negative covenants that, in certain circumstances, restrict the Company’s ability to incur additional indebtedness, pay extraordinary dividends on and redeem capital stock, make other restricted payments, including investments, sell Company assets and enter into consolidations, mergers and transfers of all or substantially all of the Company’s assets. The Credit Facilities also require the Company to maintain specified financial ratios and satisfy financial condition tests. The Credit Facilities contain customary events of default. Upon the occurrence of an event of default under the Credit Facilities, amounts outstanding may be immediately due and payable.

This summary does not purport to be complete and is qualified by the actual terms of the First Amendment to the Credit Agreement and the Supplement to the Credit Agreement that are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Form 8-K and each is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 8.01 Other Events

On January 26, 2007, the Company issued a press release announcing the final results of the tender offer and the amendment to the Credit Facilities for the borrowing of up to an additional $1.2 billion to finance the tender offer and the purchase from Artal Holdings Sp. z o.o. and to refinance certain indebtedness of its subsidiary WeightWatchers.com, Inc. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description

10.1	First Amendment, dated as of January 26, 2007, to the Sixth Amended and Restated Credit Agreement, dated as of May 8, 2006, among the Company, as borrower, the lenders party thereto, JPMorgan Chase Bank, N.A., as the syndication agent, JPMorgan Securities Inc., as a lead arranger and a book manager, and The Bank of Nova Scotia, as the administrative agent, a lead arranger and a book manager.

10.2	Supplement, dated as of January 26, 2007, to the Sixth Amended and Restated Credit Agreement, dated as of May 8, 2006, among the Company, as borrower, the lenders party thereto, JPMorgan Chase Bank, N.A., as the syndication agent, JPMorgan Securities Inc., as a lead arranger and a book manager, and The Bank of Nova Scotia, as the administrative agent, a lead arranger and a book manager.

99.1	Press Release issued by Weight Watchers International, Inc. on January 26, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WEIGHT WATCHERS INTERNATIONAL, INC.

Dated: January 26, 2007	By:	/s/ Jeffrey A. Fiarman
	Name:	Jeffrey A. Fiarman
	Title:	Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit	Description

10.1	First Amendment, dated as of January 26, 2007, to the Sixth Amended and Restated Credit Agreement, dated as of May 8, 2006, among the Company, as borrower, the lenders party thereto, JPMorgan Chase Bank, N.A., as the syndication agent, JPMorgan Securities Inc., as a lead arranger and a book manager, and The Bank of Nova Scotia, as the administrative agent, a lead arranger and a book manager.

10.2	Supplement, dated as of January 26, 2007, to the Sixth Amended and Restated Credit Agreement, dated as of May 8, 2006, among the Company, as borrower, the lenders party thereto, JPMorgan Chase Bank, N.A., as the syndication agent, JPMorgan Securities Inc., as a lead arranger and a book manager, and The Bank of Nova Scotia, as the administrative agent, a lead arranger and a book manager.

99.1	Press Release issued by Weight Watchers International, Inc. on January 26, 2007.